Exhibit 10.84

PROMISSORY NOTE

Chicago, Illinois
$3,100,000.00	April 24, 2003

FOR VALUE RECEIVED, Horizon Group Properties, L.P., a Delaware limited partnership (“Borrower”), with a mailing address of 77 West Wacker Drive Suite 4200, Chicago, IL 60601 Attention: Gary J. Skoien promises to pay to the order of Amster Trading Company Charitable Remainder Unitrust dated March 10, 2003 or the holder hereof (“Lender”), at its office at 23811 Chagrin Boulevard, Suite 200, Beachwood, Ohio 44122, or such other place as Lender may designate in writing, in the manner provided hereinafter, the principal sum of THREE MILLION ONE HUNDRED THOUSAND AND NO/100 Dollars ($3,100,000.00) (the “Loan”), or so much thereof as may now or hereafter be advanced by Lender to or for the benefit of Borrower on or before the Maturity Date (as defined below) of this Promissory Note (this “Note”), with interest, in the manner and upon the terms and conditions set in this Note and in that certain Construction and Term Loan Agreement of even date herewith between Borrower and Lender (the “Loan Agreement”).

1.             Definitions.           The following terms shall have the following meanings in this Note:

Construction Loan:  Construction loan in the maximum amount of THREE MILLION ONE HUNDRED THOUSAND AND NO/100 Dollars ($3,100,000.00)

Construction Loan Opening: As defined in Section 1.2 of the Loan Agreement.

Construction Loan Period:  The period commencing on the date of the Construction Loan Opening and terminating on the earlier of (i) the Term Loan Period Opening Date or (ii) the date to which the indebtedness evidenced by this Note is accelerated as provided under the Loan Agreement.

Deed of Trust:  As defined in Paragraph 8 hereof.

Default:  As defined in Paragraph 9 hereof.

Default Interest Rate:  As defined in Paragraph 10 hereof.

Disbursement:  Any disbursement of Loan proceeds.

Excess Interest:  As defined in Paragraph 15 hereof.

Final Disbursement:  The final disbursement of proceeds of the Construction Loan as required to complete the Project.

Interest Rate:  As defined in Paragraph 2 hereof.

Loan:  The Construction Loan or the Term Loan, whichever is then outstanding, as well as all indebtedness to Lender evidenced by or incurred under the Loan Documents.  At no time shall the outstanding principal balance of the Loan evidenced by this Note exceed Three Million One Hundred Thousand Dollars ($3,100,000).

Loan Agreement:  As defined in the Recitals.

Loan Documents:  As defined in Paragraph 8 hereof.

Maturity Date:  August 1, 2009 or the date to which the indebtedness evidenced hereby is accelerated pursuant to the terms of this Note, subject to adjustment as provided in Section 11.15 of the Loan Agreement.

Obligors:  As defined in Paragraph 12 hereof.

Project:  The project described in the Loan Agreement.

Term Loan:  Term loan in the maximum principal amount of up to THREE MILLION ONE HUNDRED THOUSAND AND NO/100 Dollars ($3,100,000.00).  The Term Loan will contain a draw feature to facilitate one or more future advances of the Term Loan proceeds after the Term Loan Period Commencement Date.

Term Loan Period:  The period commencing on the Term Loan Period Commencement Date and terminating on the earlier of (i) the Maturity Date or (ii) the date to which the indebtedness evidenced by this Note is accelerated as provided in the Loan Documents.

Term Loan Period Commencement Date: October 15, 2003.

2.             Interest Rate.  Interest shall accrue from the date of the Construction Loan Opening hereunder on the principal balance of the Loan remaining from time to time outstanding at the rate calculated pursuant to the following provision:

(a)                   Construction Loan Period.  Commencing on the date of the Construction Loan Opening through and including the Term Loan Commencement Date, the interest rate shall be the greater of (i) the LIBOR Rate (as hereinafter defined) per annum plus 300 basis points or (ii) five and one-half percent (5.5%) per annum (the “Construction Loan Interest Rate”), adjusted on the first Business Day (as such term is defined in the Loan Agreement) of each January, April, July and October (each, an “Adjustment Date”) of each year the Loan is outstanding.  For purposes of this Note, the “LIBOR Rate” shall mean the annual rate of interest as indicated on the Bloomberg web site (http://www.bloomberg.com/markets/rates.html) under the heading “Three Month LIBOR” on each Adjustment Date.  From the date of the Construction Loan Opening until the first Adjustment Date, the Construction Loan Interest Rate shall be 5.5%.

(b)                   Term Loan Period.  Provided that there is no Default under the terms of this Note, commencing on the day next following Term Loan commencement Date through the Maturity Date, except as hereinafter set forth, the interest rate on the outstanding principal balance of the Loan remaining from time to time shall be equal to the greater of (i) the LIBOR Rate per annum plus 300 basis points or (ii) five and one-half percent (5.5%) per annum (the “Term Loan Interest Rate”), as adjusted on each Adjustment Date.

Interest shall be payable on the basis of a year consisting of three hundred sixty (360) days and charged for the number of days actually elapsed.  For purposes of this Note, the Construction Loan Interest Rate and the Term Loan Interest Rate shall be referred to collectively as the “Interest

Rate”.  The Interest Rate shall be subject to adjustment as provided in Section 11.15 of the Loan Agreement.

3.             Principal and Interest Payments.

(a)           Construction Loan Period.  During the Construction Loan Period, interest on the Construction Loan at the Construction Loan Interest Rate shall be payable monthly in arrears on the first day of each month (each, a “Payment Date”), commencing on the first day of the second month immediately succeeding the Initial Disbursement Date, except that the first such payment due hereunder shall also include interest which has accrued on the balance of the principal outstanding hereunder from the Construction Loan Opening through such first Payment Date.

(b)           Term Loan Period.  During the Term Loan Period, interest on the Term Loan at the Term Loan Interest Rate shall be payable monthly in arrears on each Payment Date with the first payment commencing on: (i) November 1, 2003, if the Term Loan Period Commencement Date occurs on October 15, 2003 and (ii) the first day of the second month immediately succeeding the Term Loan Period Commencement Date, if the Term Loan Period Commencement Date occurs prior to October 15, 2003.  Principal and interest payments shall be computed (to be pro rated for any partial month during such period), so that the monthly principal and interests payments will amortize the unpaid principal balance of this Note in full over a twenty-five (25) year term (the “Amortization Term”) at the Interest Rate then in effect.  Principal and interest payments due hereunder shall be adjusted on each Adjustment Date so that said payments shall equal the principal and interest payments necessary to fully amortize the then outstanding principal balance due under this Note over the then remaining portion of the Amortization Term.  The final payment of all principal and interest, if not sooner paid, shall be due on the Maturity Date.  All payments hereunder shall be made in immediately available funds in lawful money of the United States of America.  Principal amounts repaid hereunder may not be reborrowed.

The payment terms set forth above shall be subject to adjustment as provided in Section 11.15 of the Loan Agreement.

4.             Draw Feature.  This Note contains a draw feature.  Upon: (a) Borrower’s satisfaction of the terms and conditions set forth in the Loan Agreement and in this Note and (b) provided that no Default has occurred and is continuing, Borrower may make draws hereunder for the reimbursement of the cost of Tenant Improvements (as defined below) at the Project (as defined in the Loan Agreement) and retainage amounts (collectively, the “Term Loan Draws” and each a “Term Loan Draw”).  Such Term Loan Draws shall: (x) be in an amount of not less than TWENTY-FIVE THOUSAND DOLLARS ($25,000) each, and (y) be made no more frequently than one (1) time per calendar month.  Notwithstanding the foregoing: (aa) Lender shall be under no obligation to make a Term Loan Draw which would result in the then outstanding principal balance of the Term Loan to exceed THREE MILLION ONE HUNDRED THOUSAND DOLLARS ($3,100,000) and (bb) Lender’s obligation to make Term Loan Draws shall in all events expire on September 1, 2005.  In addition to all other requirements set forth herein and in the Loan Agreement for Borrower to obtain Term Loan Draws, the maximum aggregate amount of the Term Loan Draws available to Borrower pursuant to this Note shall be determined by subtracting the amount of the Construction Loan that is rolled into the Term Loan on the Term Loan Period Commencement Date from Three Million One Hundred Thousand Dollars ($3,100,000).  Once Borrower has repaid any portion of amounts drawn pursuant to this Note, Borrower shall not be entitled to re-draw such amounts and any and all such repayments shall reduce Lender’s aggregate obligation to extend funds hereunder.  For purposes of this Note, “Tenant Improvements” shall mean the costs associated with allowances, build out costs and LOD packages that Borrower is obligated to pay for pursuant to the terms of the Leases (as defined below).  For purposes of this Note, “Leases” mean any and all written leases of the Project.  Lender shall not be obligated to advance a Term Loan Draw to Borrower until: (xx) Borrower provides Lender with an executed copy of the Lease requiring the Tenant Improvements for which Borrower is seeking reimbursement, (yy) Borrower  provides Lender with evidence that Borrower has paid for the Tenant Improvements for which Borrower is seeking reimbursement, and (zz) the Title Insurer (as defined in the Loan Agreement) provides Lender, at Borrower’s cost, with a date down endorsement or other applicable endorsement bringing forward the date of the Title Policy to the date the applicable Term Loan Draw is to be made.  Lender agrees to act in a reasonably prompt manner in responding to requests for Term Loan Draws.  Amounts advanced pursuant to Term Loan Draws shall bear interest and be repayable in the same manner as other amounts outstanding under this Note.

5.             Prepayments.  Borrower shall have the right to prepay this Note, in whole or in part, at any time, without penalty or premium.

6.             Agreement to Make Term Loan.  Notwithstanding anything in this Note to the contrary, Lender shall have no obligation to make the Term Loan unless all conditions set forth in the Loan Agreement have been satisfied.

7.             Application of Payments.  All payments on account of the indebtedness evidenced by this Note shall be applied first to any unpaid late charges or costs (including reasonable legal fees) due hereunder, then to interest on the unpaid principal balance and the remainder to principal, or at Lender’s sole discretion, in any other order it may elect.

8.             Late Charges.  If any monthly installment of principal or interest or any other amount due hereunder or under any of the other Loan Documents is not paid on or before the date on which such payment is due, Borrower shall pay Lender a late charge in an amount equal to five percent (5%) of the amount so due to defray part of the increased cost of collecting the late payments and the opportunity cost incurred by Lender because of the unavailability of the funds.

9.             Security for Payment.  The payment of this Note is secured in part by that certain Construction Deed of Trust, Security Agreement, Financing Statement and Fixture Filing (with Assignment of Rents) (the “Deed of Trust”) of even date herewith, executed by Borrower in favor of Lender, encumbering the property described therein, that certain Environmental Indemnity Agreement of even date herewith from Borrower in favor of Lender (the “Environmental Indemnity Agreement”), that certain Assignment of Rents (as defined in the Loan Agreement), that certain Assignment of Plans and Permits (as defined in the Loan Agreement) and all other documents evidencing or securing the repayment of the Loan (the Loan Agreement, this Note, the Deed of Trust, the Environmental Indemnity Agreement, the Assignment of Rents, the Assignment of Plans and Permits and all other documents evidencing or securing the indebtedness evidenced by this Note which are executed and delivered to Lender as additional evidence of or security for repayment of the Loan, whether now or hereafter existing, and all renewals, amendments, supplements, restatements, extensions and modifications thereof and thereto, are collectively referred to herein as the “Loan Documents”).  All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Borrower covenants and agrees to keep and perform them or cause them to be kept and performed, strictly in accordance with their terms.

10.          Defaults and Acceleration.  IT IS HEREBY EXPRESSLY AGREED by Borrower that time is of the essence hereof.  Any Default (as defined in the Loan Agreement) shall constitute an event of default (a “Default”) hereunder.  At any time: (a) during the existence of any Default or (b) following a Prohibited Transfer (as defined in the Deed of Trust), Lender, at its option, may, without prior written notice to Borrower, declare the entire unpaid principal balance of this Note together with all interest accrued thereon, and all other sums due by Borrower hereunder and under the other Loan Documents to be due and payable immediately.

11.          Default Interest Rate.  While any Default exists and is continuing, Borrower promises to pay interest on the amount of principal due and outstanding hereunder at the rate of the sum of the then applicable Interest Rate plus five percent (5%) per annum (“Default Interest Rate”), which shall be payable upon demand.  All monies paid for any of the purposes authorized herein, together with unpaid interest, and all expenses paid or incurred in connection therewith, including, without limitation, reasonable attorneys’ fees and court costs, and any other monies advanced by Lender to protect the premises encumbered by the Deed of Trust and the lien of the Deed of Trust, shall be so much additional indebtedness secured hereby, and shall become immediately due and payable by Borrower to Lender without notice and with interest thereon at the Default Interest Rate from the date an advance is made to and including the date the same is paid.

12.          Nature of Remedies.  Upon a Default, the remedies of Lender, as provided in the Loan Agreement, this Note, the Deed of Trust and any of the other Loan Documents, shall be cumulative and concurrent, and may be pursued singly, successively or together against either or any of Borrower, any guarantor hereof or any other security, at the sole and absolute discretion of Lender.

13.          Waivers, Consents, Etc.  Borrower and any endorsers, sureties or guarantors hereof and any and all others who are now or may become liable for all or part of the obligations of Borrower under this Note (all of the foregoing being collectively referred to herein as “Obligors”), agree to be jointly and severally bound hereby and jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note and, except as expressly provided to the contrary herein or in the other Loan Documents, all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agree that the liability of each of them shall be unconditional, joint and several without regard to the liability of any other party and shall not in any manner be affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender.  Each Obligor hereby consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and to the release of the collateral, or any part thereof, with or without substitution, and agree that additional borrowers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability hereunder.  Borrower hereby authorizes Lender, at any time after a Default hereunder, to apply any money or other property which Lender may have or hold on deposit or otherwise for Borrower towards the payment of this Note.  By execution hereof, Borrower hereby specifically pledges and grants to Lender a security interest in any money or other property which Lender may have or hold on deposit for the undersigned.

14.          Non-Waiver.  Lender shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender and then only to the extent specifically set forth therein.  A waiver of one event shall not be construed as continuing or as a bar to or waiver of such right or remedy in connection with a subsequent event.

15.          Business Loan.  Borrower warrants and represents to Lender (a) that the proceeds of this Note will be used for the purposes specified in 815 ILCS 205/4(1)(c) (or any substitute, amended or replacement statute), and that the indebtedness secured hereby constitutes a business loan which comes within the purview of 815 ILCS 205/4(1)(c), and (b) that the Loan evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C. §1601 et seq.  Borrower further warrants and represents to Lender and covenants with Lender that Borrower is not in the business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds represented by this Note will be used to purchase or carry any margin securities or to extend credit to others for the purpose of purchasing or carrying any margin securities.

16.          Interest Laws.  It being the intention of Lender and Borrower to comply with the laws of the State of Illinois, it is agreed that notwithstanding any provision to the contrary in this Note, the Deed of Trust or any of the other Loan Documents, no such provision shall require the payment or permit the collection of any interest (“Excess Interest”) in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note.  If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note, the Deed of Trust or any of the other Loan Documents, then in such event:  (a) the provisions of this Paragraph 16 shall govern and control; (b) neither Borrower nor any of the other Obligors shall be obligated to pay any Excess Interest; (c) any Excess Interest that Lender may have received hereunder shall, at the option of Lender, be (i) applied as a credit against the then outstanding principal balance of the Loan, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the applicable Interest Rate or rates hereunder shall be automatically subject to reduction to the maximum lawful contract rate allowed under the applicable usury laws of the aforesaid State, and this Note, the Deed of Trust and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such applicable Interest Rate or rates; and (e) neither Borrower nor any of the other Obligors shall have any action against Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest.

17.          Subsequent Holders.  Upon any endorsement, assignment or other transfer of this Note by Lender or by operation of law, the term “Lender”, as used herein, shall mean the endorsee, assignee or other transferee or successor to Lender then becoming the holder of this Note.

18.          Subsequent Obligors.  This Note and all provisions hereof shall be binding on all persons claiming under or through Borrower.  The terms “Borrower” and “Obligors”, as used herein, shall include the respective successors, assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs of Borrower and any other Obligors.

19.          Fees and Expenses.  If at any time or times after the date of this Note, Lender:  (a) employs counsel which Lender reasonably believes is necessary for advice or other representation (i) with respect to this Note, any of the other Loan Documents or any collateral securing this Note, (ii) to represent Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute or proceeding (whether instituted by Lender, Borrower or any other person) in any way or respect relating to this Note, any of the other Loan Documents or any replacement therefor, any collateral securing this Note or Borrower’s affairs, or (iii) to enforce any rights of Lender against Borrower; (b) takes any action to protect, collect, sell, liquidate or otherwise dispose of any collateral securing this Note; and/or (c) attempts to or enforces any of Lender’s rights and remedies against Borrower or any guarantor of this Note, the reasonable costs and expenses incurred by Lender in any manner or way with respect to the foregoing shall be part of the indebtedness evidenced by this Note, payable by Borrower to Lender on demand.  Without limiting the generality of the foregoing, such reasonable expenses and costs include:  court costs, reasonable attorneys’ fees and expenses, and accountants’ fees and expenses and other expert fees.

20.          Interpretation.  Whenever possible each provision of this Note and the other Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note or any of the other Loan Documents shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of said documents.  As used in this Note, the singular shall include the plural, and masculine, feminine and neuter pronouns shall be fully interchangeable, where the context so requires.

21.          Governing Law; Litigation.  THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF BORROWER AND LENDER SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND DETERMINED ONLY IN THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS PARAGRAPH.

22.          Jury Waiver.  BORROWER AND LENDER, EACH HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY, TO THE MAXIMUM EXTENT PERMITTED BY LAW, EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE DEALINGS OF BORROWER AND LENDER WITH RESPECT TO THIS NOTE OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT LENDER MAY FILE A COPY OF THIS NOTE WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

23.          Notices.  Any notice, request or demand that Lender or Borrower may desire or be required to give to the other shall be in writing and shall be mailed or delivered to the intended recipient thereof at its address hereinabove set forth or at such other address as such intended recipient may, from time to time, by notice in writing, designate to the sender pursuant hereto.  Any such notice shall be deemed to have been delivered (a) upon receipt when delivered in person or if sent by nationally recognized overnight air courier, or (b) two (2) business days after being deposited in the United States mail sent by certified mail, postage prepaid, return receipt requested.  Unless specifically required herein, notice of the exercise of any option granted to Lender by this Note is not required to be given.

[SIGNATURE PAGE FOLLOWS]

This Note has been executed and delivered on the date first set forth above.

HORIZON GROUP PROPERTIES, L.P., a Delaware limited partnership

By:	Horizon Group Properties, Inc.
Its:	General Partner

	By:	/s/ David Tinkham
David Tinkham,
Senior Vice President / CFO